Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement No. 811-03114 on Form N-1A of our report dated April 11, 2006 for Consumer Staples Portfolio (formerly Food and Agriculture Portfolio), and our reports dated April 13, 2006 for Materials Portfolio (formerly Industrials Material Portfolio), Gold Portfolio, and Telecommunications Portfolio relating to the financial statements and financial highlights of Fidelity Select Portfolios, including Fidelity Advisor Consumer Staples Fund, Fidelity Advisor Materials Fund, Fidelity Advisor Telecommunications Fund, and Fidelity Advisor Gold Fund appearing in the Annual Report of Fidelity Select Portfolios for the year ended February 28, 2006, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 11, 2006